Exhibit 10.4

FOURTH AMENDMENT TO
INVESTOR RIGHTS AGREEMENT

This FOURTH AMENDMENT, dated as of February 24, 2020 (this “Amendment”), to the Investor Rights Agreement, dated as of September 11, 2017 (as it may be amended from time to time, the “Investor Rights Agreement”), is entered into between Outlook Therapeutics, Inc., a Delaware corporation (formerly known as Oncobiologics, Inc., the “Company”), BioLexis Pte. Ltd., a Singapore private limited company (formerly known as GMS Tenshi Holdings Pte. Limited, the “Shareholder”), and GMS Ventures and Investments (“GMS”, and, collectively with the Company, and the Shareholder, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investor Rights Agreement.

WHEREAS, the Company and the Shareholder entered into the Investor Rights Agreement;

WHEREAS, Section 8.7 of the Investor Rights Agreement permits the Parties to amend the Investor Rights Agreement by an instrument in writing signed on behalf of the Company and the Shareholder;

WHEREAS, the Company and GMS are entering into that certain Securities Purchase Agreement, dated as of the date hereof (the “February 2020 Purchase Agreement”), pursuant to which, subject to the terms and conditions contained therein, GMS will purchase from the Company, and the Company will issue to GMS, the Shares and the Warrants (each as defined therein); and

WHEREAS, in connection therewith, the Company and the Shareholder desire to further amend the Investor Rights Agreement as provided herein, including to add GMS as a Party to the Investor Rights Agreement for purposes of the right to designate a director pursuant to Article 5 of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                  Amendment to Section 1.1(c). Section 1.1(c) of the Investor Rights Agreement is amended and restated as follows:

“Following any Affiliate Transfer pursuant to the terms of this Agreement, the Shareholder shall continue to exercise the rights granted to the Shareholder hereunder on behalf of the Affiliate Shareholder.”

2.                   Amendment to Article II (Registration Rights) of the Investor Rights Agreement. Throughout Article II of the Investor Rights Agreement, any reference to “Registrable Securities Beneficially Owned by the Shareholder”, the Shareholder being named as a selling shareholder or any similar terms in connection with the registration and resale of the Registrable Securities shall be deemed to be references to the Shareholder and the Affiliate Shareholders, as applicable.

3.                  Amendment to Right of First Offer. Section 3.1 of the Investor Rights Agreement is hereby amended and restated as follows:

“General. From the date hereof until December 31, 2022, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Shareholder in accordance with this Article III.”

4.                  Amendment to Preemptive Rights. Section 4.1 of the Investor Rights Agreement is hereby amended and restated as follows:

“General. From the date hereof until December 31, 2022, the Company shall not issue any New Securities to any Person, except (a) after complying with the provisions of Article III, and (b) in compliance with the provisions of this Article IV.”

5.                  Amendment to Right of Shareholder to Nominate Directors. Section 5.2 of the Investor Rights Agreement is hereby amended and restated as follows:

“Right of Shareholder to Nominate Directors. So long as the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, at least five percent (5%) of the Company’s outstanding Common Stock on a fully diluted as-converted basis, the Shareholder (and, in the event the Shareholder is entitled to nominate more than one director, GMS in accordance with the following sentence) shall have the right, subject to compliance with the applicable rules of Nasdaq, to nominate to the Company Board a number of Directors (each, a “Shareholder Nominee” and, after being elected to the Company Board, a “Shareholder Director”) equal to the total number of Directors constituting the Company Board multiplied by the percentage of the outstanding shares of Common Stock that are Beneficially Owned by the Shareholder and any Affiliate Shareholders (on a fully diluted as-converted basis), rounding up in the case of any resulting fractional number of Directors, less the number of Shareholder Nominees who are members of the Company Board and not subject to election at such Election Meeting; provided that any such resulting fractional number of Directors shall be rounded down in the event that rounding up would result in the number of Shareholder Nominees constituting a majority of the Directors while the Shareholder holds less than fifty percent (50%) of the outstanding shares of Common Stock (on a fully diluted as-converted basis); provided, further, that, if the total number of Directors constituting the Company Board is seven (7), while the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, greater than or equal to fifty percent (50%) of the outstanding shares of Common Stock (on a fully diluted as-converted basis) and less than or equal to fifty-seven percent (57%) of the outstanding shares of Common Stock (on a fully diluted as-converted basis), the Shareholder shall have the right to nominate four (4) Directors to the Company Board. In the event the Shareholder is entitled to nominate more than one (1) Shareholder Nominee pursuant to the previous sentence, GMS shall be entitled to nominate one (1) of the Shareholder Nominees, with the remainder of the Shareholder Nominees to be designated by the Shareholder, it being understood that in the event the Shareholder is only entitled to designate one (1) Shareholder Nominee, such nominee shall be designated by the Shareholder. The Company, GMS and the Shareholder agree that Yezan Haddadin shall be the initial GMS designee. If the number of Shareholder Directors is less than or equal to three (3), each Shareholder Director shall serve in a different class of Directors. If the number of Shareholder Directors is greater than three (3), to the extent mathematically possible, an equal number of Shareholder Directors shall serve in each class of Directors. The Shareholder shall have the right to nominate the Shareholder Nominees from its Affiliates. Any resignation of a Shareholder Director required to give effect to this Section 5.2 as a result of a reduction in the amount of outstanding shares of Common Stock Beneficially Owned by the Shareholder and any Affiliate Shareholder (on a fully diluted as-converted basis) will comply with the applicable rules of Nasdaq; provided that, for the avoidance of doubt, any such resignation need not be effective until the next annual meeting of the stockholders of the Company.”

6.                  Amendment to Qualification and Replacement of Shareholder Directors. Section 5.5 of the Investor Rights Agreement is hereby amended and restated as follows:

“Qualification and Replacements of Shareholder Directors.

(a) Each Shareholder Director shall at all times until cessation of service on the Company Board meet any (i) applicable requirements or qualifications under applicable Law or applicable stock exchange rules and (ii) the Company’s standard qualifications for Directors. Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, (A) if a Shareholder Director is unable or unwilling to serve as a Director for any reason, (B) if a Shareholder Director is removed (upon death, resignation or otherwise), or (C) in the event that a Shareholder Director or a Shareholder Nominee, as the case may be, fails to be reelected or elected, as the case may be, at an Election Meeting solely as a result of failing to receive the required vote of the holders of voting Capital Stock as required by the Charter and the Bylaws, in each case of clauses (A), (B) and (C), the Shareholder (or GMS in the case of a Shareholder Director or Shareholder Nominee designated by GMS) shall have the exclusive right to submit the name of a replacement candidate for such Shareholder Director or Shareholder Nominee, as the case may be (a “Replacement”), to the Governance Committee of the Company for its approval. If so approved, such Replacement shall serve as the Shareholder Nominee for election in the same class of Directors on the Company Board as the Shareholder Director or Shareholder Nominee for which such Person serves as a Replacement. For each proposed Replacement that is not approved by the Company, the Shareholder (or GMS in the case of a Shareholder Director or Shareholder Nominee designated by GMS) shall have the right to submit another proposed Replacement to the Governance Committee for its approval on the same basis as set forth in the immediately preceding sentence and, for the avoidance of doubt, the Company shall not fill the vacancy on the Company Board during any period in which the appointment of a Shareholder Director is pending without the prior written consent of the Shareholder (or GMS in the case of a Shareholder Director or Shareholder Nominee designated by GMS). The Shareholder (or GMS in the case of a Shareholder Director or Shareholder Nominee designated by GMS) shall have the right to continue submitting the name of a proposed Replacement to the Governance Committee for its approval until the Governance Committee approves that a Replacement may serve as a nominee for election or appointment as a Director or to serve as a Director, whereupon such Person shall be appointed as the Replacement. To the extent a Replacement is nominated pursuant to this Section 5.5(a), the Company’s obligations under Section 5.3 shall be fulfilled with respect to such Replacement.

(b) If any Shareholder Director is serving on the Company Board on the Expiration Date, the Shareholder (or GMS in the case of a Shareholder Director or Shareholder Nominee designated by GMS) shall use its commercially reasonably efforts to cause such Shareholder Director to promptly tender his or her resignation to the Company Board, which resignation the Governance Committee shall determine to accept or reject in its sole discretion.”

7.                  Amendment of Section 8.2 (Fees and Expenses) of the Investor Rights Agreement. Section 8.2 of the Investor Rights Agreement is hereby amended and restated in its entirety as follows:

“Fees and Expenses. All costs and expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement, the Purchase Agreement, the Nov 2018 Purchase Agreement, the February 2020 Purchase Agreement and any amendments relating thereto, and any costs and expenses, including advisor and attorney fees, incurred by the Shareholder or an Affiliated Shareholder in connection with its ownership of any securities of the Company, including the Common Shares and the Warrants or the Shareholder’s, will be borne solely and entirely by the Company, and the Company shall pay or reimburse the Shareholder or Affiliated Shareholder for all such amounts within ten (10) Business Days of receipt of an invoice relating thereto.”

8.                  Amendment of Section 8.3 (Notices) of the Investor Rights Agreement. Section 8.3 of the Investor Rights agreement is hereby amended and restated as follows:

“Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by email transmission (upon confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

If to the Company, addressed to it at:

Outlook Therapeutics, Inc.
7 Clarke Drive
Cranbury, New Jersey 08512
Email: LawrenceKenyon@OutlookTherapeutics.com
Attention: Lawrence A. Kenyon

With a copy (which shall not constitute notice) to:

Cooley LLP
55 Hudson Yards
New York, New York 10001
Email: ypierre@cooley.com
Attention: Yvan-Claude Pierre

If to the Shareholder, addressed to it at:

BioLexis Pte. Ltd.
36 Robinson Road
#13-01
City House
Singapore 06887
Email: info@gmsholdings.com
Attention: Executive Director

With a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701
Email: rdenton@shearman.com
Attention: J. Russel Denton

If to GMS, addressed to it at:

GMS Ventures and Investments
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9007
Cayman Islands
Email: info@gmsholdings.com

With a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701
Email: rdenton@shearman.com
Attention: J. Russel Denton”

9.                  Amendment to Definition of Affiliate. The definition of “Affiliate” in Section 8.4 of the Investor Rights Agreement is amended and restated as follows:

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided that no portfolio company of the Shareholder, GMS Pharma (Singapore) Pte. Limited (or its Affiliates), or Tenshi Life Sciences Private Limited (or its Affiliates) shall be deemed to be an “Affiliate”.

10.              Amendment to Definition of Affiliate Shareholder. The definition of “Affiliate Shareholder” in Section 8.4 of the Investor Rights Agreement is amended and restated as follows:

“Affiliate Shareholder” means any of: (a) the transferee of an Affiliate Transfer pursuant to Section 1.1(b), (b) GMS, (c) GMS Pharma (Singapore) Pte. Limited (or its Affiliates), or (d) Tenshi Life Sciences Private Limited (or its Affiliates).

11.              Amendment to Definition of Affiliate Shareholder. The definition of “Common Shares” in Section 8.4 of the Investor Rights Agreement is amended and restated as follows:

“Common Shares” means the Preferred Shares, the Series A-1 Preferred (including the New Preferred, as each term is defined in the Exchange Agreement), and shares of Common Stock issuable upon conversion of the Preferred Shares, the Series A-1 Preferred (including the Conversion Shares, as such term is defined in the Exchange Agreement) and exercise of the Warrants, together with any shares of Common Stock (including, (x) as each term is defined in the 2018 Purchase Agreement and in the Nov 2018 Purchase Agreement, as the case may be, the Common Shares, Shares, Warrants and Warrant Shares, (y) as each term is defined in the February 2020 Purchase Agreement, the Shares, Warrants and Warrant Shares), otherwise held by the Shareholder, any Affiliate Shareholder and any Transferee Shareholder at any time following the date of this Agreement.”

12.              Representations and Warranties. Each of the Company, the Shareholder and GMS represents and warrants that (a) it has the power and authority to execute and deliver this Amendment and (b) this Amendment constitutes the legal, valid and binding obligation of each of the above parties, enforceable against each such party in accordance with its terms, subject to the Enforceability Exceptions.

13.              Miscellaneous. Sections 8.5 (Interpretation; Headings), 8.6 (Severability), 8.7 (Entire Agreement; Amendments), 8.13 (Waiver), 8.8 (Assignment; No Third Party Beneficiaries), 8.10 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial) and 8.11 (Counterparts) of the Investor Rights Agreement are hereby incorporated into this Amendment mutatis mutandis as if set forth in full herein.

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IN WITNESS WHEREOF, the Company, the Shareholder and GMS have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorize.

Outlook Therapeutics, Inc.

By:	/s/ Lawrence A. Kenyon
	Name:	Lawrence A. Kenyon
	Title:	Chief Executive Officer and Chief Financial Officer

BioLexis Pte. Ltd.

By:	/s/ Faisal G. Sukhtian
	Name:	Faisal G. Sukhtian
	Title:	Director

GMS Ventures and Investments

By:	/s/ Ghiath Munir Sukhtian
	Name:	Ghiath Munir Sukhtian
	Title:	Managing Director